Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 18, 2017, relating to the consolidated financial statements of Stitch Fix, Inc. and its subsidiaries (“the Company”), appearing in the Prospectus dated November 16, 2017 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s registration statement No. 333-221014 on Form S-1.

/s/ Deloitte & Touche LLP

San Francisco, California

November 16, 2017